Press Release For immediate release Brandon Burke, Investor Relations Graham Galt, Media Relations 404-439-3468 404-439-3070

Invesco Reports Results for the Three Months Ended September 30, 2017
Completed acquisition of Source; announced acquisition of Guggenheim Investments' ETF business
Strong investment performance drove long-term net inflows of $6.3 billion
Operating margin of 26.6%; adjusted operating margin of 40.7%
Diluted EPS increased 12.1% to $0.65; adjusted diluted EPS increased 10.9% to $0.71

Atlanta, October 26, 2017 --- Invesco Ltd. (NYSE: IVZ) today reported financial results for the three months ended September 30, 2017.

“Continued robust investment performance and our focus on meeting client needs contributed to strong operating results, as seen in our long-term net inflows of $6.3 billion and earnings growth for the quarter,” said Martin L. Flanagan, president and CEO of Invesco.  “Our acquisition of Source and the planned acquisition of Guggenheim Investments’ ETF business will materially enhance the depth of our range of active, passive and alternative capabilities, further strengthen our ability to deliver the outcomes clients seek and position us for accelerated growth in the future.”

	Q3-17		Q2-17		Q3-17 vs. Q2-17	Q3-16		Q3-17 vs. Q3-16

U.S. GAAP Financial Measures
Operating revenues	$1,337.7	m	$1,254.4	m	6.6%	$1,201.6	m	11.3%
Operating income	$355.3	m	$318.9	m	11.4%	$306.3	m	16.0%
Operating margin	26.6%		25.4%			25.5%
Net income attributable to Invesco Ltd.	$267.5	m	$239.6	m	11.6%	$241.2	m	10.9%
Diluted EPS	$0.65		$0.58		12.1%	$0.58		12.1%

Adjusted Financial Measures(1)
Net revenues	$976.6	m	$906.3	m	7.8%	$854.7	m	14.3%
Adjusted operating income	$397.4	m	$356.5	m	11.5%	$339.3	m	17.1%
Adjusted operating margin	40.7%		39.3%			39.7%
Adjusted net income attributable to Invesco Ltd.	$291.8	m	$264.5	m	10.3%	$246.2	m	18.5%
Adjusted diluted EPS	$0.71		$0.64		10.9%	$0.60		18.3%

Assets Under Management
Ending AUM	$917.5	bn	$858.3	bn	6.9%	$820.2	bn	11.9%
Average AUM	$890.8	bn	$849.2	bn	4.9%	$814.1	bn	9.4%
(1) The adjusted financial measures are all non-GAAP financial measures. See the information on pages 8 through 10 for a reconciliation to their most directly comparable U.S. GAAP measures.

Assets Under Management

Total assets under management (AUM) at September 30, 2017, were $917.5 billion (June 30, 2017: $858.3 billion), an increase of $59.2 billion during the third quarter. Long-term net inflows were $6.3 billion and total net inflows were $11.5 billion for the third quarter. The Source acquisition added $26.0 billion in AUM during the quarter.

Summary of net flows (in billions)	Q3-17	Q2-17	Q3-16
Active	$3.9	($0.2)	$8.3
Passive	2.4	(0.4)	3.9
Long-term net flows(1)	6.3	(0.6)	12.2
Invesco PowerShares QQQ	(0.2)	0.2	1.1
Institutional money market	5.4	2.8	5.9
Total net flows	$11.5	$2.4	$19.2

Annualized long-term organic growth rate(2)	3.4%	(0.3%)	7.1%

(1) For the three months ended September 30, 2017, reinvested dividends and capital gains of $1.1 billion are included in long-term inflows. For previous periods, reinvested dividends and capital gains are included in market gains and losses.
(2) Annualized long-term organic growth rate is calculated using long-term net flows (annualized) divided by opening long-term AUM for the period. Long-term AUM excludes institutional money market AUM and Invesco PowerShares QQQ AUM.

Net market gains led to increases of $15.0 billion in AUM during the third quarter, compared to net market gains of $13.0 billion in the second quarter. Foreign exchange rate movements led to an $6.7 billion increase in AUM during the third quarter, compared to a $8.1 billion increase in the second quarter. Average AUM during the third quarter were $890.8 billion, compared to $849.2 billion for the second quarter, an increase of 4.9%. Further analysis is included in the supplementary schedules to this release.

Operating Results

This section discusses the company's third quarter results, as compared to the second quarter, and comments on significant items that have impacted the company's results as presented in accordance with U.S. GAAP. The third quarter includes the results of Source from the date of acquisition on August 18, 2017.

Operating revenues increased $83.3 million (6.6%) to $1,337.7 million in the third quarter, from $1,254.4 million in the second quarter. Foreign exchange rate changes increased third quarter operating revenues by $16.7 million compared to the second quarter.

Investment management fees increased $51.9 million (5.1%) to $1,062.3 million in the third quarter, from $1,010.4 million in the second quarter. The increase reflects higher average AUM, an additional day during the third quarter and incremental management fees from the acquisition of Source. Foreign exchange rate changes increased third quarter investment management fees by $15.9 million compared to the second quarter.

Service and distribution fees increased $6.3 million (3.0%) to $217.6 million in the third quarter, from $211.3 million in the second quarter.

Performance fees were $42.3 million in the third quarter, compared to $16.7 million in the second quarter. Performance fees recorded in the third quarter were primarily generated by Invesco’s Mortgage Recovery Fund.

Other revenues decreased by $0.5 million (3.1%) to $15.5 million in the third quarter, compared to $16.0 million in the second quarter.

Operating expenses increased $46.9 million (5.0%) to $982.4 million in the third quarter, from $935.5 million in the second quarter. Business optimization charges were $12.3 million in the third quarter, compared to $12.0 million in the second quarter. Total costs of these initiatives at completion are estimated to be up to $155 million, of which approximately $40 million remains to be incurred through 2018. As of the end of the third quarter, this initiative has produced annualized run-rate expense savings of $38 million, and by completion in 2018, the annualized run-rate savings is expected to be up to $65 million. Foreign exchange rate changes increased third quarter operating expenses by $11.2 million when compared to the second quarter.

Third-party distribution, service and advisory expenses increased by $14.5 million (4.0%) to $380.4 million in the third quarter from $365.9 million in the second quarter, consistent with the increased revenues derived from the related AUM and the additional day in the quarter. Foreign exchange rate changes increased third quarter third-party distribution, service and advisory expenses by $3.6 million when compared to the second quarter.

Employee compensation expenses increased by $27.5 million (7.5%) to $393.1 million in the third quarter, from $365.6 million in the second quarter. The third quarter reflects higher variable compensation primarily related to performance fees. In the third quarter, employee compensation costs include a $5.5 million non-cash charge related to the company's U.K. defined benefit plan. The increase in the third quarter also includes the impact of new headcount from the Source acquisition as well as increased benefit costs. Staff severance costs related to business optimization were $7.6 million in the third quarter compared to $3.9 million in the second quarter. Foreign exchange rate changes increased third quarter employee compensation expenses by $5.3 million when compared to the second quarter.

Marketing expenses increased by $0.4 million (1.4%) to $29.5 million in the third quarter, from $29.1 million in the second quarter.

Property, office and technology expenses increased $3.8 million (4.3%) to $92.8 million in the third quarter, from $89.0 million in the second quarter, reflecting increased depreciation costs as a result of long-term technology projects recently brought into service.

General and administrative expenses increased $0.7 million (0.8%) to $86.6 million in the third quarter, from $85.9 million in the second quarter.

Equity in earnings of unconsolidated affiliates increased $2.4 million to $12.9 million in the third quarter from $10.5 million in the second quarter primarily from increases in earnings from our real estate investments, offset by lower earnings from private equity investments. Non-operating other income and expenses in the third quarter also included a $31.7 million net gain comprised of market-driven gains and losses of investments held by consolidated investment products (CIP) and net interest income of CIP (second quarter: $32.3 million gain).

Other gains and losses, net was a gain in the third quarter of $18.9 million compared to a gain of $2.5 million in the second quarter. The components and variances are included in the table below:

Summary of Other gains and losses, net (in millions)	Q3-17	Q2-17	Change
Investment gains/(losses)	$2.1	$5.4	($3.3)
Market valuation gains/(losses) in deferred compensation plan investments	6.1	4.9	1.2
Market valuation gains/(losses) on acquisition-related contingent consideration	(1.6)	1.3	(2.9)
Market valuation gains/(losses) on foreign exchange hedge contracts	(2.5)	(9.2)	6.7
Foreign exchange gains/(losses) on intercompany loans	2.7	0.1	2.6
Foreign exchange gain related to currency held for business acquisition	12.1	—	12.1
	$18.9	$2.5	$16.4

The foreign exchange hedge contract gains and losses reflect the mark to market of all the open put option contracts. The third quarter includes a realized gain of $12.1 million related to revaluation of Euros held in the U.K. in anticipation of payment for the Source acquisition.

The effective tax rate increased to 31.0% for the third quarter, from 27.1% for the second quarter. The impact of the inclusion of non-controlling interests in CIP decreased our effective tax rate by 0.5% for the third quarter, compared to a decrease of 0.8% for the second quarter. Third quarter included a 3.5% rate increase as a result of Illinois tax regulation changes enacted in the quarter.

Capital Management

As of September 30, 2017, the company's cash and cash equivalents were $1,716.3 million, with long-term debt of $2,075.3 million. The credit facility balance was zero at September 30, 2017 (zero at June 30, 2017).

Dividends paid in the third quarter were $119.0 million. Today, the company is announcing a third-quarter cash dividend of 29.0 cents. The dividend is payable on December 4, 2017, to shareholders of record at the close of business on November 14, 2017, with an ex-dividend date of November 13, 2017.

Due to the acquisition of Source and the upcoming acquisition of Guggenheim Investments' ETF business, the company has not repurchased common shares in the open market during 2017.

Headcount

As of September 30, 2017, the company had 6,994 employees, compared to 6,888 employees as of June 30, 2017, primarily reflecting the addition of Source employees.

# # #

Invesco is an independent investment management firm dedicated to delivering an investment experience that helps people get more out of life. NYSE: IVZ; www.invesco.com.

Members of the investment community and general public are invited to listen to the conference call today, October 26, 2017, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-803-2143 for U.S. and Canadian callers or 1-210-795-1098 for international callers. An audio replay of the conference call will be available until Thursday, November 9, 2017 at 5:00 p.m. ET by calling 1-866-443-1147 for U.S. and Canadian callers or 1-203-369-0992 for international callers. A presentation highlighting the company's performance will be available during a live Webcast and on Invesco's Website at www.invesco.com.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, assets under management, geopolitical events and their potential impact on the company, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q3-17	Q2-17	% Change	Q3-16	% Change
Operating revenues:
Investment management fees	$1,062.3	$1,010.4	5.1%	$965.9	10.0%
Service and distribution fees	217.6	211.3	3.0%	213.4	2.0%
Performance fees	42.3	16.7	153.3%	3.4	1,144.1%
Other	15.5	16.0	(3.1)%	18.9	(18.0)%
Total operating revenues	1,337.7	1,254.4	6.6%	1,201.6	11.3%
Operating expenses:
Third-party distribution, service and advisory	380.4	365.9	4.0%	362.1	5.1%
Employee compensation	393.1	365.6	7.5%	345.1	13.9%
Marketing	29.5	29.1	1.4%	26.4	11.7%
Property, office and technology	92.8	89.0	4.3%	78.2	18.7%
General and administrative	86.6	85.9	0.8%	83.5	3.7%
Total operating expenses	982.4	935.5	5.0%	895.3	9.7%
Operating income	355.3	318.9	11.4%	306.3	16.0%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	12.9	10.5	22.9%	5.5	134.5%
Interest and dividend income	2.5	1.6	56.3%	2.6	(3.8)%
Interest expense	(23.6)	(23.6)	—%	(23.9)	(1.3)%
Other gains and losses, net	18.9	2.5	656.0%	16.2	16.7%
Other income/(expense) of CIP, net	31.7	32.3	(1.9)%	39.0	(18.7)%
Income before income taxes	397.7	342.2	16.2%	345.7	15.0%
Income tax provision	(123.1)	(92.6)	32.9%	(89.8)	37.1%
Net income	274.6	249.6	10.0%	255.9	7.3%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(7.1)	(10.0)	(29.0)%	(14.7)	(51.7)%
Net income attributable to Invesco Ltd.	$267.5	$239.6	11.6%	$241.2	10.9%
Earnings per share:
---basic	$0.65	$0.58	12.1%	$0.58	12.1%
---diluted	$0.65	$0.58	12.1%	$0.58	12.1%

Average shares outstanding:
---basic	410.0	409.9	0.0%	412.6	(0.6)%
---diluted	410.5	410.3	0.0%	412.9	(0.6)%

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Nine months ended September 30,
Operating revenues:	2017	2016	% Change
Investment management fees	$3,027.9	$2,826.2	7.1%
Service and distribution fees	635.3	614.5	3.4%
Performance fees	70.3	26.8	162.3%
Other	51.2	72.2	(29.1)%
Total operating revenues	3,784.7	3,539.7	6.9%
Operating expenses:
Third-party distribution, service and advisory	1,095.6	1,057.7	3.6%
Employee compensation	1,155.5	1,039.8	11.1%
Marketing	83.0	79.6	4.3%
Property, office and technology	267.3	240.4	11.2%
General and administrative	250.5	240.0	4.4%
Total operating expenses	2,851.9	2,657.5	7.3%
Operating income	932.8	882.2	5.7%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	41.1	(2.1)	N/A
Interest and dividend income	7.0	8.7	(19.5)%
Interest expense	(71.2)	(69.9)	1.9%
Other gains and losses, net	27.6	7.3	278.1%
Other income/(expense) of CIP, net	92.5	69.4	33.3%
Income before income taxes	1,029.8	895.6	15.0%
Income tax provision	(291.4)	(245.4)	18.7%
Net income	738.4	650.2	13.6%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(19.3)	(22.5)	(14.2)%
Net income attributable to Invesco Ltd.	$719.1	$627.7	14.6%
Earnings per share:
---basic	$1.76	$1.51	16.6%
---diluted	$1.76	$1.51	16.6%

Average shares outstanding:
---basic	409.2	416.7	(1.8)%
---diluted	409.6	417.0	(1.8)%

Invesco Ltd.
Non-GAAP Information and Reconciliations

We are presenting the following non-GAAP performance measures: net revenues (and by calculation, net revenue yield on AUM), adjusted operating income, adjusted operating margin, adjusted net income attributable to Invesco Ltd., and adjusted diluted EPS. We believe these non-GAAP measures provide greater transparency into our business on an ongoing operations basis and allow more appropriate comparisons with industry peers. Management uses these performance measures to evaluate the business and for internal management reporting. The most directly comparable U.S. GAAP measures are operating revenues (and by calculation, gross revenue yield on AUM), operating income, operating margin, net income attributable to Invesco Ltd., and diluted EPS. Non-GAAP measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

The following are reconciliations between the presented non-GAAP measures and the most directly comparable U.S. GAAP measures. These measures are described more fully in the company's Forms 10-K and 10-Q. Refer to these public filings for additional information about the company' non-GAAP performance measures. In addition, a reconciliation of adjusted operating expenses is provided below, together with reconciliations of the U.S. GAAP operating expense lines to provide further analysis of the non-GAAP adjustments.

Reconciliation of Operating revenues to Net revenues:

in millions	Q3-17	Q2-17	Q3-16
Operating revenues, U.S. GAAP basis	$1,337.7	$1,254.4	$1,201.6
Proportional share of revenues, net of third-party distribution, service and advisory expenses, from joint venture investments	13.1	11.5	9.5
Third party distribution, service and advisory expenses	(380.4)	(365.9)	(362.1)
CIP	6.2	6.3	5.7
Net revenues	$976.6	$906.3	$854.7

Reconciliation of Operating income to Adjusted operating income:

in millions	Q3-17	Q2-17	Q3-16
Operating income, U.S. GAAP basis	$355.3	$318.9	$306.3
Proportional share of net operating income from joint venture investments	5.8	5.3	3.0
CIP	10.4	8.5	13.1
Business combinations	8.6	8.4	4.5
Compensation expense related to market valuation changes in deferred compensation plans	5.0	3.4	4.1
Business optimization expenses	12.3	12.0	11.7
Vacated property lease	—	—	(3.4)
Adjusted operating income	$397.4	$356.5	$339.3

Operating margin (1)	26.6%	25.4%	25.5%
Adjusted operating margin (2)	40.7%	39.3%	39.7%

Reconciliation of Net income attributable to Invesco Ltd. to Adjusted net income attributable to Invesco Ltd.

in millions	Q3-17	Q2-17	Q3-16
Net income attributable to Invesco Ltd., U.S. GAAP basis	$267.5	$239.6	$241.2
CIP	1.3	2.9	(3.2)
Business combinations:
Changes in the fair value of contingent consideration	1.6	(1.2)	(5.3)
Foreign exchange gain related to currency held for business acquisition	(12.1)	—	—
Other business combination-related adjustments	8.6	8.4	4.5
Deferred compensation plan market valuation changes and dividend income less compensation expense	(1.3)	(1.7)	(3.5)
Business optimization expenses	12.3	12.0	11.7
Vacated property lease	—	—	(3.4)
Foreign exchange hedge	0.5	7.1	2.2

Taxation:
Taxation on business combinations	4.6	3.7	6.2
Taxation on deferred compensation plan market valuation changes and dividend income less compensation expense	0.6	0.6	1.1
Taxation on business optimization charges	(3.8)	(4.2)	(3.7)
Taxation on vacated property lease credit	—	—	0.7
Taxation on regulatory-related credit	—	—	(1.4)
Taxation on foreign exchange hedge	(0.2)	(2.7)	(0.9)
Retroactive state tax adjustment	12.2	—	—
Adjusted net income attributable to Invesco Ltd. (3)	$291.8	$264.5	$246.2

Average shares outstanding - diluted	410.5	410.3	412.9
Diluted EPS	$0.65	$0.58	$0.58
Adjusted diluted EPS (4)	$0.71	$0.64	$0.60
____________

(1)	Operating margin is equal to operating income divided by operating revenues.

(2)	Adjusted operating margin is equal to adjusted operating income divided by net revenues.

(3)
The effective tax rate on adjusted net income attributable to Invesco Ltd. is 27.6% (second quarter: 26.7%; third quarter 2016: 26.5%). Third quarter 2017 includes a 0.3% rate increase as result of the current year impact of Illinois tax regulation changes enacted in the quarter.

(4)
Adjusted diluted EPS is equal to adjusted net income attributable to Invesco Ltd. divided by the weighted average number of common and restricted shares outstanding. There is no difference between the calculated earnings per share amounts presented above and the calculated earnings per share amounts under the two class method.

Reconciliation of Operating expenses to Adjusted operating expenses:

in millions	Q3-17	Q2-17	Q3-16
Operating expenses, U.S. GAAP basis	$982.4	$935.5	$895.3
Proportional share of revenues, net of third-party distribution expenses, from joint venture investments	7.3	6.2	6.5
Third party distribution, service and advisory expenses	(380.4)	(365.9)	(362.1)
CIP	(4.2)	(2.2)	(7.4)
Business combinations	(8.6)	(8.4)	(4.5)
Compensation expense related to market valuation changes in deferred compensation plans	(5.0)	(3.4)	(4.1)
Business optimization	(12.3)	(12.0)	(11.7)
Vacated property lease	—	—	3.4
Adjusted operating expenses	$579.2	$549.8	$515.4

Employee compensation, U.S. GAAP basis	$393.1	$365.6	$345.1
Proportional consolidation of joint ventures	5.1	3.9	4.7
Business combinations	(1.7)	(1.6)	(0.8)
Market appreciation/depreciation of deferred compensation awards	(5.0)	(3.4)	(4.1)
Business optimization	(7.6)	(3.9)	(5.8)
Adjusted employee compensation	$383.9	$360.6	$339.1

Marketing, U.S. GAAP basis	$29.5	$29.1	$26.4
Proportional consolidation of joint ventures	0.6	0.6	0.4
Adjusted marketing	$30.1	$29.7	$26.8

Property, office and technology, U.S. GAAP basis	$92.8	$89.0	$78.2
Proportional consolidation of joint ventures	1.1	0.9	1.0
Business optimization	(0.2)	(1.2)	(0.5)
Vacated property lease	—	—	3.4
Adjusted property, office and technology	$93.7	$88.7	$82.1

General and administrative, U.S. GAAP basis	$86.6	$85.9	$83.5
Proportional consolidation of joint ventures	0.5	0.8	0.4
Business combinations	(6.9)	(6.8)	(3.7)
CIP	(4.2)	(2.2)	(7.4)
Business optimization	(4.5)	(6.9)	(5.4)
Adjusted general and administrative	$71.5	$70.8	$67.4

Invesco Ltd.
Quarterly Assets Under Management

(in billions)	Q3-17		Q2-17		% Change	Q3-16
Beginning Assets	$858.3		$834.8		2.8%	$779.6
Long-term inflows(a)	49.4		42.3		16.8%	51.7
Long-term outflows	(43.1)		(42.9)		0.5%	(39.5)
Long-term net flows	6.3		(0.6)		N/A	12.2
Net flows in Invesco PowerShares QQQ fund	(0.2)		0.2		N/A	1.1
Net flows in institutional money market funds	5.4		2.8		92.9%	5.9
Total net flows	11.5		2.4		379.2%	19.2
Market gains and losses(a)	15.0		13.0		15.4%	23.6
Acquisitions/dispositions, net	26.0		—		N/A	—
Foreign currency translation	6.7		8.1		(17.3)%	(2.2)
Ending Assets	$917.5		$858.3		6.9%	$820.2

Average long-term AUM	$762.2		$730.9		4.3%	$705.9
Average AUM	$890.8		$849.2		4.9%	$814.1

Gross revenue yield on AUM(b)	60.7	bps	59.7	bps		59.8	bps
Gross revenue yield on AUM before performance fees(b)	58.7	bps	58.9	bps		59.6	bps
Net revenue yield on AUM(c)	43.9	bps	42.7	bps		42.0	bps
Net revenue yield on AUM before performance fees(c)	41.9	bps	41.8	bps		41.8	bps

(in billions)	Total AUM	Active(f)	Passive(f)
June 30, 2017	$858.3	$701.7	$156.6
Long-term inflows(a)	49.4	36.2	13.2
Long-term outflows	(43.1)	(32.3)	(10.8)
Long-term net flows	6.3	3.9	2.4
Net flows in Invesco PowerShares QQQ fund	(0.2)	—	(0.2)
Net flows in institutional money market funds	5.4	5.4	—
Total net flows	11.5	9.3	2.2
Market gains and losses(a)	15.0	9.3	5.7
Acquisitions/dispositions, net	26.0	—	26.0
Foreign currency translation	6.7	6.7	—
September 30, 2017	$917.5	$727.0	$190.5

Average AUM	$890.8	$717.0	$173.8
Gross revenue yield on AUM(b)	60.7bps	71.6bps	15.9bps
Net revenue yield on AUM(c)	43.9bps	50.6bps	15.9bps

By channel: (in billions)	Total	Retail	Institutional
June 30, 2017	$858.3	$572.4	$285.9
Long-term inflows(a)	49.4	38.0	11.4
Long-term outflows	(43.1)	(34.9)	(8.2)
Long-term net flows	6.3	3.1	3.2
Net flows in Invesco PowerShares QQQ fund	(0.2)	(0.2)	—
Net flows in institutional money market funds	5.4	—	5.4
Total net flows	11.5	2.9	8.6
Market gains and losses(a)	15.0	14.5	0.5
Acquisitions/dispositions, net	26.0	26.0	—
Foreign currency translation	6.7	5.7	1.0
September 30, 2017	$917.5	$621.5	$296.0

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (e)	Alternatives(d)
June 30, 2017	$858.3	$391.2	$208.9	$52.2	$76.1	$129.9
Long-term inflows(a)	49.4	20.8	15.0	3.2	1.3	9.1
Long-term outflows	(43.1)	(24.2)	(9.0)	(3.0)	(1.1)	(5.8)
Long-term net flows	6.3	(3.4)	6.0	0.2	0.2	3.3
Net flows in Invesco PowerShares QQQ fund	(0.2)	(0.2)	—	—	—	—
Net flows in institutional money market funds	5.4	—	—	—	5.4	—
Total net flows	11.5	(3.6)	6.0	0.2	5.6	3.3
Market gains and losses(a)	15.0	13.1	0.9	0.6	0.1	0.3
Acquisitions/dispositions, net	26.0	12.2	7.8	—	—	6.0
Foreign currency translation	6.7	3.3	0.9	1.2	0.1	1.2
September 30, 2017	$917.5	$416.2	$224.5	$54.2	$81.9	$140.7

Average AUM	$890.8	$403.2	$217.2	$53.8	$80.7	$135.9

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
June 30, 2017	$858.3	$559.2	$24.8	$103.8	$86.6	$83.9
Long-term inflows(a)	49.4	25.0	1.0	4.3	13.8	5.3
Long-term outflows	(43.1)	(23.1)	(1.1)	(3.2)	(10.5)	(5.2)
Long-term net flows	6.3	1.9	(0.1)	1.1	3.3	0.1
Net flows in Invesco PowerShares QQQ fund	(0.2)	(0.2)	—	—	—	—
Net flows in institutional money market funds	5.4	4.9	—	0.3	0.2	—
Total net flows	11.5	6.6	(0.1)	1.4	3.5	0.1
Market gains and losses(a)	15.0	12.2	0.1	(0.2)	2.3	0.6
Acquisitions/dispositions, net	26.0	—	—	—	26.0	—
Foreign currency translation	6.7	—	1.0	3.0	2.3	0.4
September 30, 2017	$917.5	$578.0	$25.8	$108.0	$120.7	$85.0

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management

(in billions)	September 30, 2017		September 30, 2016		% Change
Beginning Assets	$812.9		$775.6		4.8%
Long-term inflows(a)	140.8		140.3		0.4%
Long-term outflows	(133.3)		(124.9)		6.7%
Long-term net flows	7.5		15.4		(51.3)%
Net flows in Invesco PowerShares QQQ fund	1.0		(5.3)		N/A
Net flows in institutional money market funds	0.1		11.7		(99.1)%
Total net flows	8.6		21.8		(60.6)%
Market gains and losses(a)	51.1		31.3		63.3%
Acquisitions/dispositions, net	26.0		(1.2)		N/A
Foreign currency translation	18.9		(7.3)		N/A
Ending Assets	$917.5		$820.2		11.9%

Average long-term AUM	$736.5		$678.9		8.5%
Average AUM	$856.6		$782.0		9.5%

Gross revenue yield on AUM(b)	59.5	bps	61.0	bps
Gross revenue yield on AUM before performance fees(b)	58.4	bps	60.6	bps
Net revenue yield on AUM(c)	42.8	bps	43.1	bps
Net revenue yield on AUM before performance fees(c)	41.6	bps	42.6	bps

(in billions)	Total AUM	Active(f)	Passive(f)
December 31, 2016	$812.9	$668.5	$144.4
Long-term inflows(a)	140.8	107.2	33.6
Long-term outflows	(133.3)	(104.0)	(29.3)
Long-term net flows	7.5	3.2	4.3
Net flows in Invesco PowerShares QQQ fund	1.0	—	1.0
Net flows in institutional money market funds	0.1	0.1	—
Total net flows	8.6	3.3	5.3
Market gains and losses(a)	51.1	36.4	14.7
Acquisitions/dispositions, net	26.0	—	26.0
Foreign currency translation	18.9	18.8	0.1
September 30, 2017	$917.5	$727.0	$190.5

Average AUM	$856.6	$695.9	$160.7
Gross revenue yield on AUM(b)	59.5bps	69.6bps	16.4bps
Net revenue yield on AUM(c)	42.8bps	48.9bps	16.4bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2016	$812.9	$526.5	$286.4
Long-term inflows(a)	140.8	112.0	28.8
Long-term outflows	(133.3)	(105.7)	(27.6)
Long-term net flows	7.5	6.3	1.2
Net flows in Invesco PowerShares QQQ fund	1.0	1.0	—
Net flows in institutional money market funds	0.1	—	0.1
Total net flows	8.6	7.3	1.3
Market gains and losses(a)	51.1	46.9	4.2
Acquisitions/dispositions, net	26.0	26.0	—
Foreign currency translation	18.9	14.8	4.1
September 30, 2017	$917.5	$621.5	$296.0

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (e)	Alternatives(d)
December 31, 2016	$812.9	$364.1	$201.7	$46.8	$78.3	$122.0
Long-term inflows(a)	140.8	61.3	38.6	9.5	3.1	28.3
Long-term outflows	(133.3)	(75.3)	(28.0)	(7.3)	(2.9)	(19.8)
Long-term net flows	7.5	(14.0)	10.6	2.2	0.2	8.5
Net flows in Invesco PowerShares QQQ fund	1.0	1.0	—	—	—	—
Net flows in institutional money market funds	0.1	—	—	—	0.1	—
Total net flows	8.6	(13.0)	10.6	2.2	0.3	8.5
Market gains and losses(a)	51.1	44.2	4.6	2.1	0.1	0.1
Transfers / reclassifications(g)	—	—	(3.0)	—	3.0	—
Acquisitions/dispositions, net	26.0	12.2	7.8	—	—	6.0
Foreign currency translation	18.9	8.7	2.8	3.1	0.2	4.1
September 30, 2017	$917.5	$416.2	$224.5	$54.2	$81.9	$140.7

Average AUM	$856.6	$389.6	$208.9	$50.9	$77.3	$129.9

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2016	$812.9	$539.5	$23.1	$98.2	$72.1	$80.0
Long-term inflows(a)	140.8	75.3	3.2	12.4	31.9	18.0
Long-term outflows	(133.3)	(75.3)	(3.4)	(14.2)	(22.9)	(17.5)
Long-term net flows	7.5	—	(0.2)	(1.8)	9.0	0.5
Net flows in Invesco PowerShares QQQ fund	1.0	1.0	—	—	—	—
Net flows in institutional money market funds	0.1	1.3	—	(1.2)	0.7	(0.7)
Total net flows	8.6	2.3	(0.2)	(3.0)	9.7	(0.2)
Market gains and losses(a)	51.1	36.1	1.1	5.3	6.1	2.5
Acquisitions/dispositions, net	26.0	—	—	—	26.0	—
Foreign currency translation	18.9	0.1	1.8	7.5	6.8	2.7
September 30, 2017	$917.5	$578.0	$25.8	$108.0	$120.7	$85.0

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(f)

(in billions)	Q3-17		Q2-17		% Change	Q3-16
Beginning Assets	$156.6		$154.3		1.5%	$133.5
Long-term inflows	13.2		8.6		53.5%	11.8
Long-term outflows	(10.8)		(9.0)		20.0%	(7.9)
Long-term net flows	2.4		(0.4)		N/A	3.9
Net flows in Invesco PowerShares QQQ fund	(0.2)		0.2		N/A	1.1
Net flows in institutional money market funds	—		—		N/A	(0.1)
Total net flows	2.2		(0.2)		N/A	4.9
Market gains and losses	5.7		2.5		128.0%	4.9
Acquisitions/dispositions, net	26.0		—		N/A	—
Foreign currency translation	—		—		N/A	—
Ending Assets	$190.5		$156.6		21.6%	$143.3

Average long-term AUM	$121.4		$106.8		13.7%	$102.2
Average AUM	$173.8		$156.8		10.8%	$141.0

Gross revenue yield on AUM(b)	15.9	bps	16.6	bps		15.3	bps
Gross revenue yield on AUM before performance fees(b)	15.9	bps	16.6	bps		15.3	bps
Net revenue yield on AUM(c)	15.9	bps	16.6	bps		15.3	bps
Net revenue yield on AUM before performance fees(c)	15.9	bps	16.6	bps		15.3	bps

By channel: (in billions)	Total	Retail	Institutional
June 30, 2017	$156.6	$141.5	$15.1
Long-term inflows	13.2	11.0	2.2
Long-term outflows	(10.8)	(10.5)	(0.3)
Long-term net flows	2.4	0.5	1.9
Net flows in Invesco PowerShares QQQ fund	(0.2)	(0.2)	—
Net flows in institutional money market funds	—	—	—
Total net flows	2.2	0.3	1.9
Market gains and losses	5.7	5.6	0.1
Acquisitions/dispositions, net	26.0	26.0	—
Foreign currency translation	—	—	—
September 30, 2017	$190.5	$173.4	$17.1

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(d)
June 30, 2017	$156.6	$103.5	$46.5	$—	$—	$6.6
Long-term inflows	13.2	6.8	5.2	—	—	1.2
Long-term outflows	(10.8)	(8.0)	(2.2)	—	—	(0.6)
Long-term net flows	2.4	(1.2)	3.0	—	—	0.6
Net flows in Invesco PowerShares QQQ fund	(0.2)	(0.2)	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	2.2	(1.4)	3.0	—	—	0.6
Market gains and losses	5.7	5.5	0.1	—	—	0.1
Acquisitions/dispositions, net	26.0	12.2	7.8	—	—	6.0
Foreign currency translation	—	—	—	—	—	—
September 30, 2017	$190.5	$119.8	$57.4	$—	$—	$13.3

Average AUM	$173.8	$112.2	$51.9	$—	$—	$9.7

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(f) (continued)

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
June 30, 2017	$156.6	$152.8	$0.6	$—	$2.1	$1.1
Long-term inflows	13.2	9.4	0.1	—	3.7	—
Long-term outflows	(10.8)	(7.3)	(0.1)	—	(3.4)	—
Long-term net flows	2.4	2.1	—	—	0.3	—
Net flows in Invesco PowerShares QQQ fund	(0.2)	(0.2)	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	2.2	1.9	—	—	0.3	—
Market gains and losses	5.7	5.1	—	—	0.6	—
Acquisitions/dispositions, net	26.0	—	—	—	26.0	—
Foreign currency translation	—	—	—	—	—	—
September 30, 2017	$190.5	$159.8	$0.6	$—	$29.0	$1.1

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management - Passive(f)

(in billions)	September 30, 2017		September 30, 2016		% Change
Beginning Assets	$144.4		$139.1		3.8%
Long-term inflows	33.6		34.0		(1.2)%
Long-term outflows	(29.3)		(27.4)		6.9%
Long-term net flows	4.3		6.6		(34.8)%
Net flows in Invesco PowerShares QQQ fund	1.0		(5.3)		N/A
Net flows in institutional money market funds	—		(0.3)		(100.0)%
Total net flows	5.3		1.0		430.0%
Market gains and losses	14.7		6.2		137.1%
Acquisitions/dispositions, net	26.0		(3.2)		N/A
Foreign currency translation	0.1		0.2		(50.0)%
Ending Assets	$190.5		$143.3		32.9%

Average long-term AUM	$111.6		$95.6		16.7%
Average AUM	$160.7		$133.2		20.6%

Gross revenue yield on AUM(b)	16.4	bps	14.6	bps
Gross revenue yield on AUM before performance fees(b)	16.4	bps	14.6	bps
Net revenue yield on AUM(c)	16.4	bps	14.6	bps
Net revenue yield on AUM before performance fees(c)	16.4	bps	14.6	bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2016	$144.4	$128.8	$15.6
Long-term inflows	33.6	29.9	3.7
Long-term outflows	(29.3)	(27.3)	(2.0)
Long-term net flows	4.3	2.6	1.7
Net flows in Invesco PowerShares QQQ fund	1.0	1.0	—
Net flows in institutional money market funds	—	—	—
Total net flows	5.3	3.6	1.7
Market gains and losses	14.7	15.0	(0.3)
Acquisitions/dispositions, net	26.0	26.0	—
Foreign currency translation	0.1	—	0.1
September 30, 2017	$190.5	$173.4	$17.1

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(d)
December 31, 2016	$144.4	$93.5	$41.7	$—	$—	$9.2
Long-term inflows	33.6	19.3	12.0	—	—	2.3
Long-term outflows	(29.3)	(21.1)	(4.5)	—	—	(3.7)
Long-term net flows	4.3	(1.8)	7.5	—	—	(1.4)
Net flows in Invesco PowerShares QQQ fund	1.0	1.0	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	5.3	(0.8)	7.5	—	—	(1.4)
Market gains and losses	14.7	14.9	0.4	—	—	(0.6)
Acquisitions/dispositions, net	26.0	12.2	7.8	—	—	6.0
Foreign currency translation	0.1	—	—	—	—	0.1
September 30, 2017	$190.5	$119.8	$57.4	$—	$—	$13.3

Average AUM	$160.7	$104.5	$47.6	$—	$—	$8.6

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management - Passive(f) (continued)

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2016	$144.4	$139.9	$0.5	$—	$1.9	$2.1
Long-term inflows	33.6	29.3	0.2	—	4.1	—
Long-term outflows	(29.3)	(24.2)	(0.1)	—	(3.8)	(1.2)
Long-term net flows	4.3	5.1	0.1	—	0.3	(1.2)
Net flows in Invesco PowerShares QQQ fund	1.0	1.0	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	5.3	6.1	0.1	—	0.3	(1.2)
Market gains and losses	14.7	13.8	—	—	0.8	0.1
Acquisitions/dispositions, net	26.0	—	—	—	26.0	—
Foreign currency translation	0.1	—	—	—	—	0.1
September 30, 2017	$190.5	$159.8	$0.6	$—	$29.0	$1.1

See the footnotes immediately following these tables.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)    For the three months ended September 30, 2017, reinvested dividends and capital gains of $1.1 billion are included in long-term inflows. For previous periods, reinvested dividends and capital gains are included in market gains and losses.
(b)    Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding China joint venture (JV) AUM. For quarterly AUM, our share of the average AUM in the third quarter for our JVs in China was $8.6 billion (second quarter: $8.1 billion; third quarter 2016: $10.4 billion). For year to date, our share of the average AUM for our JVs in China in the nine months ended September 30, 2017 was $8.3 billion (nine months ended September 30, 2016: $8.9 billion). It is appropriate to exclude the average AUM of our China JVs for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the net income of the JVs is recorded as equity in earnings of unconsolidated affiliates on our Condensed Consolidated Statements of Income. Gross revenue yield, the most comparable U.S. GAAP-based measure to net revenue yield, is not considered a meaningful effective fee rate measure. The numerator of the gross revenue yield measure, operating revenues, excludes the management fees earned from CIP; however, the denominator of the measure includes the AUM of these investment products. Therefore, the gross revenue yield measure is not considered representative of the company's true effective fee rate from AUM.
(c)    Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the reconciliations of U.S. GAAP to Non-GAAP Information on pages 8 through 10 of this release for a reconciliation of operating revenues to net revenues.
(d)    The alternatives asset class includes absolute return, commodities, currencies, financial structures, global macro, long/short equity, managed futures, multi-alternatives, private capital - direct, private capital - fund of funds, private direct real estate, public real estate securities, senior secured loans and custom solutions.
(e)    Long-term AUM excludes institutional money market AUM and Invesco PowerShares QQQ AUM. Ending AUM as of September 30, 2017 includes $77.1 billion in institutional money market AUM and $52.6 billion in Invesco PowerShares QQQ AUM. (June 30, 2017: $71.7 billion and $49.8 billion, respectively; September 30, 2016: $69.2 billion and $39.5 billion, respectively).
(f)    Passive AUM includes ETFs, UITs, non-fee earning leverage and other passive mandates. Active AUM are total AUM less Passive AUM.
(g)    In January 2017 the company reclassified $3.0 billion of certain AUM previously classified in fixed income to money market.

Invesco Ltd.
Investment Capabilities Performance Overview

		Benchmark Comparison			Peer Group Comparison
		% of AUM Ahead of Benchmark			% of AUM In Top Half of Peer Group
Equities		1yr	3yr	5yr	1yr	3yr	5yr
	U.S. Core	22%	—%	6%	17%	—%	6%
	U.S. Growth	87%	9%	83%	87%	9%	83%
	U.S. Value	52%	54%	88%	52%	58%	92%
	Sector	80%	14%	57%	60%	13%	17%
	U.K.	12%	21%	100%	13%	11%	17%
	Canadian	66%	10%	39%	66%	10%	33%
	Asian	66%	87%	92%	81%	81%	89%
	Continental European	66%	99%	100%	54%	72%	95%
	Global	47%	59%	77%	49%	82%	82%
	Global Ex U.S. and Emerging Markets	18%	24%	90%	3%	17%	3%
Fixed Income
	Money Market	98%	99%	71%	97%	98%	98%
	U.S. Fixed Income	82%	88%	89%	67%	87%	83%
	Global Fixed Income	84%	56%	81%	82%	39%	74%
	Stable Value	100%	100%	100%	100%	100%	100%
Other
	Alternatives	75%	75%	65%	50%	79%	50%
	Balanced	83%	48%	51%	69%	92%	88%

Note:
AUM measured in the one-, three-, and five-year peer group rankings represents 58%, 57%, and 54% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one-, three-, and five-year basis represents 70%, 68%, and 63% of total Invesco AUM, respectively, as of September 30, 2017. Peer group rankings are sourced from a widely-used third party ranking agency in each fund's market (Lipper, Morningstar, IA, Russell, Mercer, eVestment Alliance, SITCA, Value Research) and are asset-weighted in U.S. Dollars. Rankings are as of prior quarter-end for most institutional products and preceding month-end for Australian retail funds due to their late release by third parties. Rankings for the most representative fund in each Global Investment Performance Standard (GIPS) composite are applied to all products within each GIPS composite. Excludes passive products, closed-end funds, private equity limited partnerships, non-discretionary direct real estate, unit investment trusts, fund-of-funds with component funds managed by Invesco, stable value building block funds, and Collateralized Debt Obligations (CDOs). Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor's experience.